Exhibit 99.2
May 22, 2008
Sanderson Farms, Inc. Earnings Conference Call

Final Transcript
CORPORATE PARTICIPANTS
Joe Sanderson
Sanderson Farms — Chairman and CEO
Michael Cockrell
Sanderson Farms — CFO
Lampkin Butts
Sanderson Farms — President and COO
CONFERENCE CALL PARTICIPANTS
Farha Aslam
Stephens Inc. — Analyst
Kenneth Zaslow
BMO Capital Markets — Analyst
Michael Piken
Cleveland Research — Analyst
Jeff Linroth
Leaving it Better — Analyst
John Kohler
Oppenheimer & Close — Analyst
     PRESENTATION

Operator
     Good day, everyone, and welcome to the Sanderson Farms Incorporated second quarter 2008 conference call. Today’s call is being recorded. At this time for opening remarks and introductions, I would like to turn the call over to Joe Sanderson. Please go ahead, sir.

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     Good morning, and welcome to Sanderson Farms’ second quarter conference call. Lampkin Butts, our President and Chief Operating Officer, and Mike Cockrell, our Chief Financial Officer, are with me this morning.
We issued a news release this morning announcing earnings of $6.2 million or $0.30 per share for our second fiscal quarter of 2008. This compares to net income of $26.9 million or $1.33 per share during last year’s second quarter. I will begin the call with some brief comments about general market conditions and the company’s operations. I will then turn the call over to Lampkin and Mike for a more detailed account of the quarter.
Before we make any further comments, I will ask Mike to give the cautionary statement regarding forward-looking statements.

     Michael Cockrell - Sanderson Farms — CFO
     Thank you, Joe, and good morning to everyone.
This morning’s call will contain forward-looking statements about the business, financial condition and prospects of the company. The actual performance of the company could differ materially from that indicated by the forward-looking statements, because of various risks and uncertainties. These risks and uncertainties are described in our most recent annual report on Form 10-K, and in the company’s quarterly report on Form 10-Q filed with the SEC in connection with our second fiscal quarter ended April 30, 2008. That Form 10-Q was filed with the SEC this morning.

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     Joe Sanderson - Sanderson Farms — Chairman and CEO
     Thank you, Mike.
During last year’s second fiscal quarter, we reported that three significant factors drove our financial results. First, markets for all parts of the chicken improved significantly during last year’s second quarter in response to production cuts put in place in late calendar 2006. Second, we had more pounds of poultry products to leverage into those improving markets than during the previous year’s second quarter. Finally, our cost for corn and soybean meal were significantly higher last year than the year before.
During this year’s second fiscal quarter, we again had three significant factors driving our financial results. Like last year, our cost for feed grains were significantly higher than last year. Secondly, again like last year, we had more pounds to leverage into the market than the year before. Finally, we operated very well during the quarter, and I congratulate everyone associated with our operations, our managers, employees, and growers, for their focus on our operations and ways of being better. Our operations allowed us to remain profitable despite a challenging environment.
Unfortunately like last year, market prices for fresh chicken, as Lampkin will describe in detail, were mixed during the quarter. Retail demand during much of the quarter was strong, resulting in a higher Georgia dock than last year, while continued strong export demand supported leg quarter prices at levels ahead of a year ago. Prices for white meat, however, which includes boneless breast meat, wings and chicken tenders, lagged behind last year’s prices. Market prices for both corn and soybean meal have remained high and volatile, and I expect that trend to continue through this fiscal year and into next year.
The March planning and intentions report indicated a move away from corn to soybeans. In addition, recent planning progress reports indicate that the corn crop is not getting into the ground as fast as usual. This fact will contribute even more volatility — to even more volatility. The volatility in the grain markets does not surprise us, and I believe the conditions are such that there remains a significant risk of feed grains going even higher through the summer. Any weather event anywhere in the world this summer that threatens the yield or quality of this year’s grain crop could trigger a run up in the price of grain, as could any event that results in even higher crude oil prices. With respect to soybean meal, the planning intention and planning progress reports indicate a tight supply of soybean meal as well. Like corn, prices for soybeans have risen and we expect continued volatility in the soybean meal market.
The bottom line is that our feed ingredient costs will be significantly higher in fiscal 2008 than during fiscal 2007. We reported in February that we had not priced a significant portion of our grain needs. Since that time, we have now priced much of our needs into the fourth fiscal quarter for soybean meal, and a portion of our corn needs. Based on what we have now priced to date, and assuming that we could price the rest of our needs through the end of the fiscal year at today’s prices, our feed ingredient costs based on 2008 volumes would be approximately 175 to $180 million more this fiscal year than last year. This higher cost translates to an increase in cost per dressed pound of poultry of $0.076 per pound. Because our costs will be significantly higher, we need the chicken market to improve to allow us to offset the higher costs. Egg sets have moved down significantly over the last few weeks, and these lower egg sets should support higher chicken prices this summer. The question of course is whether or not this reduction in supply will move chicken prices enough to offset the higher grain prices.
I am pleased to report that progress continues at our Waco facility, which is now running at about 60% capacity. We expect to reach full production in Waco during October of this year. I am also pleased to report we will have an office open in Kinston, North Carolina on June 1, and preconstruction activities are progressing on schedule. The additional production at Waco and Kinston will allow the company to continue — excuse me, its pattern of growth through 2011.
At this point, I will turn the call over to Lampkin for a more detailed discussion of the market and our operations during the first quarter.

     Lampkin Butts - Sanderson Farms — President and COO
     Thank you, Joe, and good morning.
As Joe mentioned, overall market prices for poultry products were mixed during the quarter when compared to our second quarter last year. The average Georgia dock price during our second quarter was 6.1% higher than last year’s second quarter, averaging $0.81 per pound during the quarter compared to a $0.764 per pound average last year. The Georgia dock price for this week is $0.84 per pound, which compares to $0.8025

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per pound for the same quarter last year. Bulk leg quarter prices were higher for the quarter compared to last year’s second quarter, increasing 3.87%, reflecting strong export demand.
Export volume to Russia was higher by 35.7% during the first calendar quarter of the year, export volume to China was up 24.4%, and overall exports were up 18.3% compared to last year. Bulk leg quarter prices averaged $0.429 per pound during our second quarter this year versus $0.413 per pound during last year’s second quarter. Leg quarters are currently trading for $0.46 per pound.
Prices for jumbo wings were weak during our second fiscal quarter when compared to last year. Jumbo wings averaged $0.97 per pound, down 15.4% from the average of $1.15 per pound during last year’s second quarter. Bonus breast prices were also lower during our second quarter, decreasing by 10.1% when compared to the second quarter a year ago to an average of $1.45 per pound. This compares to an average of $1.62 per pound during last year’s second quarter. Today the market for boneless breast is $1.52 per pound.
The overall result of these market price changes was a decrease in our average sales price per pound of poultry products sold of $0.015 per pound when compared to last year’s second quarter. This decrease represents a 2.2% decrease from last year’s second quarter. While our sales price for poultry products decreased to $0.015 per pound, our cost per pound of processed poultry increased $0.067 per pound. The company’s cost for corn during the second quarter increased 28.3% compared to our second quarter last year. Soybean meal cost increased 46.8% during the quarter. The average cost of feed and flocks sold increased $0.065 per pound or 32.7% during the quarter compared to last year’s second quarter.
As Joe mentioned, our operating performance during the quarter was strong and our volume reflected the production at our new Waco facility. We sold 603.6 million pounds of poultry during the second quarter, a 27% increase over the 475 million pounds sold during last year’s second fiscal quarter. We processed 594 million pounds of dressed poultry during the quarter, up 22.7% from the 484 million pounds we processed during last year’s second quarter. Our pounds processed increased 17% in our first quarter, 22.7% during our second quarter, and we expect increases during our third and fourth quarters compared to the same quarter last year of 17% and 13.5% respectively. We now expect an increase of approximately 17.5% in pounds processed during fiscal 2008 compared to 2007. This increase will come as we continue to increase production at Waco, and have a slight increase in overall bird weight. While we previously reported we expected to reach full production at Waco in August, weather delays and construction of poultry housing has pushed that date to October. Performance improved at our prepared foods division during the second quarter, reflecting the lower cost of chicken meat, a principle raw ingredient at that plant.
Looking ahead, we remain confident we will continue to improve our operating performance and sales execution. We operated well during the quarter but will always be looking for ways to improve performance. We have also added significant new customers this spring. I am also looking forward to completing our new project in North Carolina, which will position the company to pursue new markets and new sales opportunities.
At this point I will turn the call over to Mike Cockrell, our Chief Financial Officer.

     Michael Cockrell - Sanderson Farms — CFO
     Thank you, Lampkin.
Our financial results during the second fiscal quarter reflect the difficult market environment described by Joe and Lampkin during the quarter. Net sales for the quarter totaled $433.9 million, and that is up 20% from the $360.5 million during the same quarter last year. That increase was the result of the increase in poultry pounds sold of 27%, offset by a 2.2% decrease in sales price or $0.015 per pound. The $0.30 earnings per share during the quarter compares to $1.33 per share earned during last year’s second quarter. Our cost of sales for the three months ended April 30, 2008 as compared to the same three months a year ago increased 34.7%. The increase is a result of the increase in pounds of poultry products sold in the second quarter compared to a year ago, as well as the significantly higher feed costs. Feed costs and flocks sold increased 32.7% over last year, and feed cost accounted for 48.5% of our cost of goods — cost of poultry products sold during the quarter. By comparison, feed cost accounted for 42.37% of our cost of poultry products sold during last year’s second fiscal quarter.
SG&A expenses for the second fiscal quarter of ‘08 were up $1.1 million to $14.1 million, when compared to $13 million in fiscal 2006. SG&A expenses during our third and fourth fiscal quarter will begin to reflect the administrative costs associated with the construction of our new North Carolina facility. These costs will include training, salaries and related expenses that will not be booked as cost of goods sold until the plant begins operations in 2009. Interest expense increased from $1.3 million to $1.8 million during the quarter, reflecting higher outstanding debt and the capitalization of interest related to the Waco plant during the second fiscal quarter of last year.

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The company’s effective tax rate for the six months ended April 30, 2008 was 32.3%. This lower than expected tax rate is the result of higher than estimated Hurricane Katrina-related tax credits, the estimated benefits of which were booked in 2007. The actual credits taken on the 2007 return were higher than we estimated by approximately $800,000, and we booked the benefit of that in this quarter. We expect our tax rate to be approximately 36% for the second half of 2008.
At the end of our second quarter, our balance sheet reflected stockholder’s equity of $413.8 million, and net working capital of $178.7 million. The current ratio was 2.8 to 1. Debt totaled $146.9 million, and our debt to total capitalization ratio at the end of the quarter was 26.2%. We spent $28.2 million on capital expenditures during the first half of the year, and we also declared $5.8 million in dividends through the first half of the year. While our net income and depreciation when added together exceeded our cash needs to fund capital expenditures, we still borrowed $50 million during the first six months of the fiscal year to fund working capital needs.
Our inventories, which consists of live poultry, feed, eggs and processed meat, increased $53 million so far this year. If grain costs continue to escalate, so will our working capital needs. During fiscal 2008 we now expect to spend approximately $56.5 million on capital projects, and that includes $17.3 million in vehicle and other leases. In addition, we expect to spend $8.2 million on the new North Carolina complex during the fiscal year and $118.3 million next year. That will bring that project’s total cost to approximately $126.5 million. Our depreciation and amortization during the first half of the year totaled $20.5 million, and we continue to expect approximately $41 million in depreciation for fiscal 2008.
On May 1, the company amended and restated its amending — or revolving credit agreement. The effect of the revolver amendment was, among other things, to increase our CapEx limits to allow for the construction of a new North Carolina facility, to increase the available credit from $225 million to $300 million, to reset the required minimum net worth level, and to extend the credit commitment to April of 2013. In the amendment we also added four additional [banks] to the group, and the amendment reflected the removal of one [body] from the facility. The revolver remains unsecured.
That completes our prepared remarks for this morning, and we will now open up the call to any questions that you may have.
     QUESTION AND ANSWER

Operator
     Thank you. (OPERATOR INSTRUCTIONS)
We will go to Farha Aslam with Stephens Inc.

     Farha Aslam - Stephens Inc. — Analyst
     Good morning.

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     Good morning.

     Farha Aslam - Stephens Inc. — Analyst
     Can you share with us how the cost flow through during the quarter kind of, and how they relate to today’s costs? In terms of did you have great, great hedges that you benefited from in February but kind of in April those ran out and now you are pretty much experiencing the cost as they stand? Could you tell us how they, the cost of growing chickens today versus what they were during those months in the quarter?

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     We had some beneficial feed cost advantages in the quarter, and our costs will be some higher in the next quarter. We believe we will have some beneficial costs in this quarter versus the board, but there will be some higher in the third quarter versus the second quarter but versus the board,

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they’re, we — we believe unless the board collapses, there will be some beneficial versus the board. There won’t be a — there will be some, there will be some higher but not significantly higher, not a great deal higher in the third — incoming ingredients in the third quarter versus the second quarter. We pretty much have the third quarter soy and corn priced. You know, the — what we sell during the third quarter will have second quarter and third quarter cost — incoming ingredient costs in it. So our live costs actually will reflect both of those ingredient prices in it, and the rate of increase should slow during the third quarter. The biggest increase in live cost should have already been seen and felt.
As far as Lampkin said, the cost per pound — per dress pound during our second quarter was up $0.065, and as he also said, if we priced all of our needs out today that would reflect about a $0.075 increase. So we still have a little room to go to get to the full higher cost but most of it has been factored in.

     Farha Aslam - Stephens Inc. — Analyst
     That’s very helpful. And when you look out to pricing of breast meat for the summer, can you just give us some commentary of what you expect?

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     Well, I am cautiously not pessimistic.

     Farha Aslam - Stephens Inc. — Analyst
     Okay.

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     We expect, based on egg sets, for supplies to be less, and we would expect the market to improve beginning some time in June, and for the market to be higher than it is today. And even with some — the consumer being under some stress from multiple sources, we think prices will be better.

     Farha Aslam - Stephens Inc. — Analyst
     That’s very helpful. And my final question is when you looked at excess, when does the chicken industry start to build production for the July 4th Holiday, and is that the reason we have seen the recent uptick in excess versus kind of on a week-over-week basis?

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     They are past — the egg set that is came out yesterday is past July 4th.

     Lampkin Butts - Sanderson Farms — President and COO
     The — they were all six week, you know. They were all dedicated for the small bird.

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     If you add ten weeks to yesterday, you are into the last week of July.

     Farha Aslam - Stephens Inc. — Analyst
     Okay.

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     Joe Sanderson - Sanderson Farms — Chairman and CEO
     That could only be fast food, unless that was all fast food. Yeah, 42-day old chickens, that can be — that could be fast food chickens 40 and 42-day old chickens for the 4th of July weekend.

     Farha Aslam - Stephens Inc. — Analyst
     Okay. Thank you very much.

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     Absolutely. Thank you, Farha.

Operator
     (OPERATOR INSTRUCTIONS)
We will go to Ken Zaslow, BMO Capital Markets.

     Kenneth Zaslow - BMO Capital Markets — Analyst
     Good morning, guys.

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     Good morning.

     Kenneth Zaslow - BMO Capital Markets — Analyst
     I had a couple of questions, one is can you talk about the difference between your chill packages and your big bird operation? Did one significantly out perform the other or were they relatively similar profitable?

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     We had good demand most of the quarter from the retail business. It might have lightened up a bit in April. Margin-wise, probably the big bird deboning, when you look at the quarter as a whole, big bird deboning might have been better, when you look at the quarter as a whole.

     Kenneth Zaslow - BMO Capital Markets — Analyst
     Okay. In terms of your feed cost increases, I think last quarter you said it was going to be about 174, now with corn prices and soybean prices going up you are only increasing it to 175 to 180. Is that just respective because of the hedges that you have put in place, and you were buying aggressively? Just because it seems like last quarter you really weren’t that hedged and now you are more hedged but it only increased — the cost of feed maybe between 1 and $5 million. Is that how — or did I make a mistake?

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     No, we have, we have priced our soybean meal needs through the fourth quarter at about, I would say, 90%. I don’t know whether — 88%. We are priced through the fourth quarter. If we price the balance as of yesterday, I guess, is that what you all used? As of yesterday, and then we are priced probably 90% on corn through the third quarter.

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     Lampkin Butts - Sanderson Farms — President and COO
     Through the third quarter, right.

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     If we priced the balance of the corn as of yesterday, at yesterday’s price, we would be up.

     Lampkin Butts - Sanderson Farms — President and COO
     170. 177.

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     $177 million for the year. And that’s where we are getting the figure.

     Kenneth Zaslow - BMO Capital Markets — Analyst
     Okay. And then in terms of your operational efficiencies, you know, I know you recently came out and said, hey if you are a good operator you can get $0.08 to $0.09, a bad operator, you obviously lose that. What are you guys doing to actually improve your own operating, not just from a big bird standpoint but like — it sounds like, and kind of just playing with the numbers a little bit, that — that Sanderson Farms onto itself actually had better operating efficiencies and actually increased their underlying operations by a couple of pennies yourself. What are you doing differently? Or is that -

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     Every conference call, every time we — every year, we say the same thing, every year we review our operations and every facet within agro stats. We — Lampkin and his people do this. We set out operational goals every year. Lampkin and his managers and their group of 60 to 100, and they try to improve our operations with this benchmarking — within this benchmarking service we call agro stats. And we try to improve. We always identify these goals and we try to get better. This year, we have gotten better and we are still chasing four or five good companies out there, and we, they’re — Lampkin and his people have done a good job of — of making up ground. And it is a lot of things in a lot of different places. Some of it is proprietary, Ken.

     Kenneth Zaslow - BMO Capital Markets — Analyst
     The stuff that’s not proprietary, can you give us some concrete examples? It’s just — it is fascinating, to be honest with you and, you know, it sounds like you just said that — in the entire industry you are in the top five according to agro stats, in terms of operating -

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     It was reveal — it was in our 10-K last year. We ranked in the top — we placed fifth place in agro stats last year, we payed fifth place in our bonus, all of our bonus is based on how — where we placed in agro stats. Out of 24 companies, we paid fifth place in our bonus.

     Kenneth Zaslow - BMO Capital Markets — Analyst
     What is it, can you give some nonproprietary concrete examples of what you are doing this year and what you think you can do next year to improve?

Final Transcript

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     There are a hundred things we can do to improve. We are deficient in a hundred places.

     Lampkin Butts - Sanderson Farms — President and COO
     You know, Ken, as we -

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     Our hatchability can improve.

     Lampkin Butts - Sanderson Farms — President and COO
     Ken, as we -

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     Our yields can improve, our feed conversion can improve. Our sales can improve.

     Lampkin Butts - Sanderson Farms — President and COO
     You know, we look at — we look at all of those things every Monday morning, Ken, and say well, okay last week our hatchability versus the top 25% in the industry was either better or worse by so much. And right now, it is pretty good, and our feed conversions are pretty good. Our chickens are performing well, our processing cost in the plant versus the top 25% is good. Our yield is really good but we look at every one of those things.

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     But there’s some better than we are.

     Lampkin Butts - Sanderson Farms — President and COO
     Yeah, there are. We still have room to get better, and that’s our goal.

     Kenneth Zaslow - BMO Capital Markets — Analyst
     And you still think that you — the worst has passed for you guys, it sounds like, even in this margin structure. Is that fair?

     Lampkin Butts - Sanderson Farms — President and COO
     That’s fair today, but it depends on where chicken prices are, as Joe said in his prepared remarks. Feed — chicken prices are not adequate right now to offset $0.07.5 a pound, and they need to move up.

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     To get to margins — to get back, this profit is not adequate. This is — we are pleased we didn’t lose money, but this margin is inadequate for all of the activity and assets and capital and everything, this is inadequate, and we need to make more money, and chicken prices have to move up, and

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we are — there’s still going to be a lot of people losing money at these market prices. And so the Georgia dock has got to move up, breast and wing and tender prices have to move up. We feel pretty good about the export market. But basically, white meat price versus to move up substantially from where they are today to move this industry, and I mean the industry, into a — a profitable area where you receive adequate returns. And we are not there yet.

     Kenneth Zaslow - BMO Capital Markets — Analyst
     All right. I appreciate it. Thank you, guys.

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     Thank you, Ken.

     Lampkin Butts - Sanderson Farms — President and COO
     Thank you, Ken.

Operator
     And we will go next to Michael Piken at Cleveland Research.

     Michael Piken - Cleveland Research — Analyst
     Good morning. I’m calling in on behalf of Christine McCracken. A couple of questions for you. You mentioned kind of the industry margins on where you will like them to be, and the returns. Have you given any thought to possibly slowing down production at any of your plants in order to restore a better supply/demand balance within the industry?

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     No.

     Michael Piken - Cleveland Research — Analyst
     Okay. Easy enough. Do you think the cuts that the industry has made overall are sufficient to keep the industry profitable next fall or, you know, if not like what type of cuts do you think would be needed?

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     We don’t know yet. We will see — you know, we will make — we will make a cut, as we always do, after Labor Day.

     Michael Piken - Cleveland Research — Analyst
     Okay.

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     We will make, we will — we will make a four to five percent cut following Labor Day, as we always do going into Thanksgiving, Christmas and January. We reduce our egg sets and around Thanksgiving, Christmas, New Year’s, and Martin Luther King, and that’s a period of slow demand for us and we don’t announce that, but we always do it, and it is just a period where we take down days and we will do that. But if we think more

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is needed, we’ll evaluate that sometime in August. And if need be, we will do it. We don’t, you know — we cut back in 2006, we cut back in ‘97 or ‘98, whenever — the corn was $5.00 a bushel for the first time, and I don’t know if we announced it or not but we will do what we need to do. We don’t feel like we need to right now but we hadn’t — we [haven’t] lost money and we are ramping up a new plant and don’t feel the need to at this point but if we feel the need to, we will.

     Michael Cockrell - Sanderson Farms — CFO
     Michael as you know, egg sets are just one part of the equation and Lampkin said export demand is brick and good right now, retail demand is pretty good. You know, every day you read something about the food service industry suffering and the casual dining market suffering. We’ve had a fairly — a pretty good cut in production but we will have to wait until we get in the summer to see if demand is sufficient for the combination of the two to move prices where they need to be.

     Michael Piken - Cleveland Research — Analyst
     Fair enough. I guess what is your sense with Tyson shifting about 10% of their birds to big bird deboning over the near term, what do you see is the outlook for the big bird market over the next several months?

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     We think — you know, we compete against Tyson, have been for 20 years, 25 years, well longer than that, and tray pack and fast food, back when we were in fast food, and they are good competitors, they are a good company, and we will compete with them in big bird deboning.

     Michael Piken - Cleveland Research — Analyst
     Fair enough. I guess finally, you know, given that there’s a lot of beef and pork out in the market, do you expect those increased red meat supplies to have an impact on chicken prices as we head in? And, you know, are there things the chicken industry can do to make itself more competitive, given those strong supplies that are expected the next several months?

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     Well, I think we are going to — in the short term, we — you know, we have been kind of surprised about the price on red meat, particularly pork. Pork prices have moved up in the short term. We had anticipated cheaper pork. We still think that might be coming, but in the longer term when this $6.00 corn gets into pork and into beef, sometime later this year and certainly into 2009 we think we are going to see much higher prices for pork and for beef, and we think we are going be in a very advantageous position versus those competing proteins. You know, our feed conversion advantage versus those two proteins ought to put us in very good shape long term versus beef and pork. So, we are not really concerned about that too much. We think consumers are going to eat some of all of it. But long term, we ought to be in very good position versus beef and pork.

     Michael Piken - Cleveland Research — Analyst
     Okay. Great. Thanks. I will pass it on.

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     Thank you.

Operator
     We will go next to Jeff Linroth at Leaving It Better.

Final Transcript

     Jeff Linroth - Leaving it Better — Analyst
     Good morning.

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     Morning.

     Jeff Linroth - Leaving it Better — Analyst
     I need to fix a — very briefly fix an oversight and say thank you, Mike, for helping me get around at the last year’s annual meeting, and even more so thank the folks who were kind enough to take a little time out of the day to show me the operation and explain it to me, if any of them happen to be listening to this call or get to hear this call.
The specific question I had about corn, obviously, the two key drivers are the energy required to produce corn costing more but also the fact that corn is being used to produce gasoline, which has I think got a chance to diminish when it becomes fully recognized that there are better ways to do that. The other — the other question I have, I think this is really for you, Joe, is other people - you have discussed your ability, limited ability to substitute away from corn, but what about other users of corn, what’s your sense over the long term of other people’s — other consumers of corn not just of course people who eat it, but other businesses who utilize corn, their able and possibly their willingness to substitute away from it, what’s your sense on that?

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     Well, certainly the cattle feeders, we know they can substitute it freely and easily and if the consistency is — if the ethanol producers can, and we know they can, if they invest in the right processing, they can produce a product that the cattle feeders can use readily. And to a certain extent the dairy producers can use it. We think the more they produce — the ethanol producers produce, and if they can’t — if they produce more than the feeders — the cattle feeders can use, if the chicken feeders, chicken people need to use it, and they have to come to us, if they will invest in the processing and produce a consistent product that we can get through our mills, then we can use it, too. But what we have — what we have sampled, what we have brought in has been inconsistent. We — they just have not had to invest in the capital at the processing plants to — thus far to make it readily usable for us. But when their market runs out and they have to bring it to us, we believe they will do that.

     Jeff Linroth - Leaving it Better — Analyst
     I see. I really appreciate it. Thanks for the comments.

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     Absolutely.

Operator
     We will go next to John Kohler at Oppenheimer.

     John Kohler - Oppenheimer & Close — Analyst
     It is Oppenheimer & Close. Good morning, gentlemen.

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     Good morning.

Final Transcript

     John Kohler - Oppenheimer & Close — Analyst
     A quick question, I am concerned a little bit about the increased working capital requirements that the higher grain prices bring, and I think you guys have the balance sheet to handle that, but I am wondering if you could possibly give some industry — or some background on how the rest of the industry is handling it? I think that the possibility for bankruptcies probably goes up from here? I wanted to get your opinion on that.

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     Well, we — frankly, when we did our modeling for our Kinston, North Carolina plant, we factored in $7.50 corn along with the down cycle along with the capital needs of the capital expenditure, we — because we saw what it did right now at $6.00 corn. That’s how we came up with a $300 million revolver. We have, we — it is going to take another leg up in corn.

     John Kohler - Oppenheimer & Close — Analyst
     Uh-huh.

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     And — but should that happen, you will increase the risk out there of some people being in trouble financially, we believe. And I think there’s a possibility of that happening.

     Lampkin Butts - Sanderson Farms — President and COO
     You know, one of the things and John you’re — you know, the big issue or the concern that would put somebody in trouble is just access to the capital. You know, if you have got a one or two-plant operator that may be a great operator, and some of those smaller guys are excellent operators, but they have got to be able to access the working capital to fund this inventory and it is — it is big. It is big for us and ,you know, the two other public companies, their inventories have skyrocketed as well. It is hitting everybody.

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     The good operators are not going to get in trouble. It is going to be the one or two or three-plant operators, and even a big operator that is not — that is not a good operator. They’re the ones that will get in trouble.

     John Kohler - Oppenheimer & Close — Analyst
     Okay. So.

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     And a poor operator, they’re the ones that will get in trouble, a leg up in corn, stretched out on his balance sheet. That’s who will get in trouble.

     John Kohler - Oppenheimer & Close — Analyst
     Okay. Do you see the working capital requirements actually reining in eggs that place in a —

Final Transcript

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     Absolutely. Without a doubt. It is always two things, it’s never losses by itself. It is always losses and bad balance sheets. That’s the two — it is never one by itself. It is the two things that causes egg sets to go down.

     John Kohler - Oppenheimer & Close — Analyst
     Okay. And I guess as sort of a follow up, then have you given any consideration to acquisitions as opposed to new facilities?

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     Well, our balance sheet is spoken for, but we are at — you know, if an opportunity presents itself, we would consider that.

     John Kohler - Oppenheimer & Close — Analyst
     Okay. Great. Thank you.

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     Thank you.

Operator
     (OPERATOR INSTRUCTIONS).
Mr. Sanderson, there are no further questions. At this time, I will turn the conference back to you for any closing remarks.

     Joe Sanderson - Sanderson Farms — Chairman and CEO
     Good. Thank you for spending time with us this morning. We look forward to reporting our results to you throughout the year. Thank you.

Operator
     That concludes today’s conference. Thank you for your participation.

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